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Exhibit(a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
GENOPTIX, INC.
at
$25.00 NET PER SHARE
Pursuant to the Offer to Purchase dated January 28, 2011
by
GO MERGER SUB, INC.
a direct wholly-owned subsidiary of
NOVARTIS FINANCE CORPORATION
an indirect wholly-owned subsidiary of
NOVARTIS AG

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 25, 2011, UNLESS THE TENDER OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the "Shares"), of Genoptix, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach JPMorgan Chase Bank, N.A. (the "Depositary") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

        JPMorgan Chase Bank, N.A.

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)	Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, Minnesota 55075

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON PAGE 3 MUST BE COMPLETED

Ladies and Gentlemen:

        The undersigned hereby tenders to GO Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Novartis Finance Corporation, a New York corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated January 28, 2011 (the "Offer to Purchase"), and the related Letter of Transmittal (such offer, the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the "Shares"), of Genoptix, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Tendered Shares:

Check box if Shares will be tendered by book entry transfer: ☐

Dated:	, 20

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.:	(Daytime telephone number)

Signature(s):

2

 GUARANTEE
(Not to be used for signature guarantee)

                    The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three NASDAQ Global Market trading days after the date hereof.

Name of Firm	Authorized Signature
Address	Name (Please type or Print)
(Zip Code)	Title
Area Coden and Tel. No.:	Date

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

        NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

3

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  Exhibit(a)(1)(C)
The Depositary for the Offer is
GUARANTEE (Not to be used for signature guarantee)